SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26929	23-2996071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of principal executive offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01 Other Events.

As previously disclosed, Internet Capital Group, Inc. (the "Company") made loans to certain Company employees in 1999 and 2000, including Walter Buckley, Kirk Morgan and Douglas Alexander, each of whom is currently an executive officer of the Company (the "Loans"). The Loans were made in connection with option exercises and taxes associated with option exercises.

The Loans matured on December 1, 2006. The recourse balance of the executive officers' Loans, all of which was owed by Mr. Buckley, has been fully satisfied by a cash payment of approximately $2.3 million from Mr. Buckley. Approximately half of the cash paid by Mr. Buckley came from the proceeds of Company stock sales reported on a Form 4 filed with the Securities and Exchange Commission (the "SEC") on December 1, 2006. Following such sales and the transfer described below, as of the date hereof, Mr. Buckley continues to hold the following equity in the Company: 257,827 shares of common stock, 616,000 stock appreciation rights and 99,999 stock options.

On December 1, 2006, an aggregate of 366,925 shares of Company common stock were transferred from Messrs. Buckley, Morgan and Alexander to the Company in satisfaction of the non-recourse portion of the Loans. Each of these dispositions was also reported on a Form 4 filed with the SEC on December 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
INTERNET CAPITAL GROUP, INC.
Date: December 1, 2006	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	General Counsel, Managing Director & Secretary